EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 16, 2002, appearing in the Annual Report on Form 10-K of American Healthways, Inc. for the year ended August 31, 2004.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
February 15, 2005